UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2025

SEAGATE TECHNOLOGY HOLDINGS plc
(Exact name of registrant as specified in its charter)
____________________________

Ireland	001-31560	98-1597419
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

121 Woodlands Avenue 5	739009
Singapore

(Address of principal executive office)	(Zip Code)
Registrant’s telephone number, including area code: (65) 6018-2562
N/A
(Former name or former address, if changed since last report)
____________________________________________________________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Ordinary Shares, par value $0.00001 per share	STX	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events
On July 28, 2025, Seagate Technology Holdings Public Limited Company (the “Company”) issued a press release announcing that, effective at the conclusion of the Company’s 2025 Annual General Meeting of Shareholders, Dr. Dave Mosley, the Chief Executive Officer of the Company, will succeed Michael R. Cannon as Chairman of the Company’s Board of Directors (the “Board”), subject to Dr. Mosley’s annual election to the Board by the shareholders of the Company. Mr. Cannon will continue to serve on the Board, assuming the role of Lead Independent Director, subject to Mr. Cannon’s annual election to the Board by the shareholders of the Company and continued qualification as an independent director.

Dr. Mosley has been Chief Executive Officer of the Company since October 2017 and has served as a director of the Company since July 2017. Mr. Cannon has served as a director since February 2011 and has served as Chairman of the Board since July 2020.

The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description

99.1 Press Release, dated July 28, 2025.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

SEAGATE TECHNOLOGY HOLDINGS PUBLIC LIMITED COMPANY

Date:	July 28, 2025	By:	/s/ Gianluca Romano
		Name:	Gianluca Romano
		Title:	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)